EX-FILING FEES

Exhibit (18)

Calculation of Filing Fee Tables

FORM N-14

(Form Type)

New FS Specialty Lending Fund

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price(1)	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial effective date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to be paid	Equity	Common Shares of Beneficial Interest, par value $0.001 per share	Other	10,000	$3.30	$33,000	0.0001531	$5.05
Fees Previously Paid	N/A	N/A	N/A	N/A	N/A	N/A		N/A
Total Offering Amounts						$33,000		$5.05
Total Fees Previously Paid								N/A
Total Fee Offsets								N/A
Net Fee Due								$5.05

(1)	Estimated solely for the purpose of calculating the registration fee.
(2)	Net asset value per common share of FS Specialty Lending Fund as of December 31, 2025.